Exhibit 7

CITIGROUP CONSOLIDATED BALANCE SHEET

(In millions of dollars)

	September 30,	December 31,	March 31,	June 30,	September 30,	3Q23 Increase/ (Decrease) from
	2022	2022	2023	2023	2023(1)	2Q23	3Q22
Assets
Cash and due from banks (including segregated cash and other deposits)	$26,502	$30,577	$26,224	$25,763	$26,548	3%	-
Deposits with banks, net of allowance	273,105	311,448	302,735	271,145	227,439	(16)%	(17)%
Securities borrowed and purchased under agreements to resell, net of allowance	349,214	365,401	384,198	337,103	335,059	(1)%	(4)%
Brokerage receivables, net of allowance	79,696	54,192	55,491	60,850	66,194	9%	(17)%
Trading account assets	358,260	334,114	383,906	423,189	406,368	(4)%	13%
Investments
Available-for-sale debt securities	232,143	249,679	240,487	237,334	241,783	2%	4%
Held-to-maturity debt securities, net of allowance	267,864	268,863	264,342	262,066	259,456	(1)%	(3)%
Equity securities	8,009	8,040	7,749	7,745	7,759	-	(3)%
Total investments	508,016	526,582	512,578	507,145	508,998	-	-
Loans, net of unearned income Consumer(2)	357,583	368,067	363,696	374,591	377,714	1%	6%
Corporate(3)	288,377	289,154	288,299	286,021	288,634	1%	-
Loans, net of unearned income	645,960	657,221	651,995	660,612	666,348	1%	3%
Allowance for credit losses on loans (ACLL)	(16,309)	(16,974)	(17,169)	(17,496)	(17,629)	(1)%	(8)%
Total loans, net	629,651	640,247	634,826	643,116	648,719	1%	3%
Goodwill	19,326	19,691	19,882	19,998	19,829	(1)%	3%
Intangible assets (including mortgage servicing rights (MSRs))	4,485	4,428	4,632	4,576	4,540	(1)%	1%
Property, plant and equipment, net	25,157	26,253	27,119	27,818	27,959	1%	11%
Other assets, net of allowance	107,652	103,743	103,522	102,972	96,824	(6)%	(10)%
Total assets	$2,381,064	$2,416,676	$2,455,113	$2,423,675	$2,368,477	(2)%	(1)%
Liabilities
Non-interest-bearing deposits in U.S. offices	$135,514	$122,655	$123,969	$109,844	$104,061	(5)%	(23)%
Interest-bearing deposits in U.S. offices	570,920	607,470	587,477	590,700	569,428	(4)%	-
Total U.S. deposits	706,434	730,125	711,446	700,544	673,489	(4)%	(5)%
Non-interest-bearing deposits in offices outside the U.S.	98,904	95,182	90,404	91,899	84,663	(8)%	(14)%
Interest-bearing deposits in offices outside the U.S.	501,148	540,647	528,609	527,424	515,354	(2)%	3%
Total international deposits	600,052	635,829	619,013	619,323	600,017	(3)%	-
Total deposits	1,306,486	1,365,954	1,330,459	1,319,867	1,273,506	(4)%	(3)%
Securities loaned and sold under agreements to resell	203,429	202,444	257,681	260,035	256,770	(1)%	26%
Brokerage payables	87,841	69,218	76,708	69,433	75,076	8%	(15)%
Trading account liabilities	196,479	170,647	185,010	170,664	164,624	(4)%	(16)%
Short-term borrowings	47,368	47,096	40,187	40,430	43,166	7%	(9)%
Long-term debt	253,068	271,606	279,684	274,510	275,760	-	9%
Other liabilities(4)	87,276	87,873	76,365	79,314	69,380	(13)%	(21)%
Total liabilities	$2,181,947	$2,214,838	$2,246,094	$2,214,253	$2,158,282	(3)%	(1)%

Equity
Stockholders' equity
Preferred stock	$18,995	$18,995	$20,245	$20,245	$19,495	(4)%	3%
Common stock	31	31	31	31	31	-	-
Additional paid-in capital	108,347	108,458	108,369	108,579	108,757	-	-
Retained earnings	193,462	194,734	198,353	199,976	202,135	1%	4%
Treasury stock, at cost	(73,977)	(73,967)	(73,262)	(74,247)	(74,738)	(1)%	(1)%
Accumulated other comprehensive income (loss) (AOCI)	(48,298)	(47,062)	(45,441)	(45,865)	(46,177)	(1)%	4%
Total common equity	$179,565	$182,194	$188,050	$188,474	$190,008	1%	6%

Total Citigroup stockholders' equity	$198,560	$201,189	$208,295	$208,719	$209,503	-	6%
Noncontrolling interests	557	649	724	703	692	(2)%	24%
Total equity	199,117	201,838	209,019	209,422	210,195	-	6%
Total liabilities and equity	$2,381,064	$2,416,676	$2,455,113	$2,423,675	$2,368,477	(2)%	(1)%

(1)	Preliminary.
(2)	Consumer loans include loans managed by PBWM and Legacy Franchises (other than Mexico Small Business and Middle-Market Banking (Mexico SBMM) loans).
(3)	Corporate loans include loans managed by ICG and Legacy Franchises-Mexico SBMM.
(4)	Includes allowance for credit losses for unfunded lending commitments. See page 15.

NM Not meaningful.

Reclassified to conform to the current period's presentation.